UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 22, 2006
                                                        -----------------


                              SENSE HOLDINGS, INC.
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Florida                    333-87293               82-0326560
  ----------------------------        ------------         -------------------
  (State or Other Jurisdiction        (Commission            (IRS Employer
        of Incorporation)             File Number)         Identification No.)


                 4503 N.W. 103rd Avenue, Sunrise, Florida 33351
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's Telephone Number, Including Area Code (954) 726-1422
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

         On December 21, 2006, the Company entered into a Memorandum of Understanding regarding the purchase by its wholly-owned subsidiary of a 60% equity ownership in Jinyang Energy Company Limited located in Taiyuan China. The Memorandum of Understanding contemplates the purchase of the 60% equity ownership from Jinyang's sole shareholder, Jinyang Coke Group Corp. While the consummation of a definitive agreement and closing is subject to various conditions, it is contemplated that any acquisition will occur on or prior to March 31, 2007.

         As presently contemplated, Sense will issue its restricted common stock and make available capital in a combined value of approximately $6 million based on the net tangible assets of Jinyang to be acquired having a valuation of approximately $4 million. The restricted stock is intended to equal 60% of the net tangible assets acquired with the balance to be satisfied through financing made available to Jinyang.

         Jinyang engages in coal washing and coke production for the steel industry in the PRC and is able to wash 450,000 tons of coal and to make 500,000 tons of coke per year for steel production. Jinyang is expected to have revenues of approximately $40 million for calendar year 2006.

         Upon consummation of the acquisition, it is not anticipated that the acquisition will result in a change of management for Sense.

         Consummation of the acquisition is conditioned upon the finalization of definitive agreements, delivery of audited financial statements, securing appropriate approvals, including Jinyang's sole shareholder, and normal closing conditions for transactions of this kind. There are no assurances that definitive agreements and consummation of this acquisition will take place, as the Memorandum of Understanding is simply a letter of intent, and neither party has any obligations until such time as definitive agreements are completed.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SENSE HOLDINGS, INC.


Date:  December 22, 2006                By: /s/ Dore Perler
                                            ---------------
                                            Dore Perler, President

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